EXHIBIT 4.1
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                          REGISTRATION RIGHTS AGREEMENT

                  This Registration  Rights Agreement (this "Agreement") is made and entered into as of October 8, 1997, by and among The FINOVA Group Inc., a Delaware corporation ("FINOVA", or the "Company"), Belgravia Capital Corporation, a California corporation (the "Holder"), R.J. Brandes, an individual on his own behalf and in his capacity as trustee for Andrew D. Stone and William S. Pitofsky ("Brandes"), Brandes Program LLC, a California limited liability company (the "LLC") and Heller Financial, Inc., a Delaware corporation ("Heller").

                  WHEREAS, the Holder acquired the Acquisition Shares and may acquire the Additional Stock Payment Shares and the Contingent Shares (each as defined below), in connection with the acquisition (the "Acquisition") of substantially all of the assets of the Holder, by the Company, pursuant to the terms of an Asset Purchase Agreement, dated as of October 8, 1997 (the "Acquisition Agreement"), by and among the Company, Holder and Brandes;

                  WHEREAS, the Holder has transferred or may transfer certain of the Acquisition Shares to Brandes and may transfer certain of the Additional Stock Payment Shares and the Contingent Shares, to the LLC, Brandes and Heller; and

                  WHEREAS, pursuant to the terms of the Acquisition Agreement, the Company has agreed to grant to the Holder, and, to the extent the Holder has or may transfer shares to them, Brandes, Heller and the LLC, the registration rights provided for herein.

                  NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements set forth in the Acquisition Agreement and hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

                  1. Certain Definitions. Capitalized terms used herein without definition shall have the meaning given to such terms in the Acquisition Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

                           "Acquisition  Shares" shall mean the shares of FINOVA
Common Stock issued by the Company to the Holder at the Closing of the transactions contemplated by the Acquisition Agreement, some of which have been transferred to the LLC, Brandes and Heller.

                           "Acquisition Share Shelf Registration  Statement" has
the meaning set forth in Section 2(a).

                           "Additional  Stock  Payment  Shares"  shall  mean the
shares of FINOVA Common Stock issued by the Company to the Holder as payment of all or any part of the Additional Stock Payment Amount.

                           "Contingent  Shares"  shall  mean the  shares  of the
FINOVA Common Stock issued by the Company to the Holder as an Earn-Out Payment or Additional Earn-Out Payment
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pursuant  to  Section  1.8 of the  Acquisition  Agreement,  some of which may be transferred by the Holder to Brandes, the LLC and/or to Heller.

                           "Contingent Share Shelf  Registration  Statement" has
the meaning set forth in Section 2(a)(v)(B).

                           "CP Rate" shall mean,  for any  calendar  month,  the
rate published by Bloomberg on the first business day of such month, for commercial paper rated A-1/P-1 and having a maturity of 30 days.

                           "Deficiency"  has the  meaning  set forth in  Section
2(a)(ii).

                           "Effective Date" has the meaning set forth in Section
2(a)(ii).

                           "Effective  Date  Value" has the meaning set forth in
Section 2(a)(ii).

                           "Form S-3" means the Form S-3  authorized  for use by
the SEC to register securities issued by publicly traded companies and any similar form subsequently prescribed by the SEC as the successor to Form S-3.

                           "Market  Value"  of  Acquisition  Shares,  Additional
Stock Payment Shares or Contingent Shares shall mean the average unweighted closing sale price of such shares on the New York Stock Exchange (or such other securities exchange as the FINOVA Common Stock may then be traded, if not traded on the New York Stock Exchange) (as adjusted for any stock splits or dividends) for the twenty (20) trading days ending with the business day prior to the calculation date.

                           "Person"  shall mean an individual or a  corporation,
partnership, limited liability company, association or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                           "Prospectus" shall mean any prospectus  included in a
Shelf Registration Statement, or a registration statement with respect to an underwritten offering in which the Holder, the LLC, Brandes or Heller participates, as contemplated by Section 4(b), including any resale prospectus and any preliminary prospectus, and any amendment or supplement thereto, and in each case including all material incorporated by reference therein.

                           "Registration   Expenses"  shall  mean  any  and  all
expenses incident to the performance of or compliance with this Agreement, including, without limitation: (i) all applicable registration and filing fees imposed by the SEC and such securities exchange or exchanges on which Common Shares are then listed or The Nasdaq Stock Market ("Nasdaq") (ii) all fees and expenses incurred in connection with compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel for the Company in connection with qualification of any of the Shares under any state securities or blue sky laws and the preparation of a blue sky memorandum) and compliance with the rules of the NASD; (iii) all expenses of any Persons in preparing or assisting in preparing, printing and distributing the Shelf
Registration  Statement,  any  Prospectus,   certificates  and  other  documents
relating to the performance of and
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compliance  with  this  Agreement;  (iv)  all  fees  and  expenses  incurred  in connection with the listing, if any, of any of the Shares on any securities exchange or exchanges pursuant to Section 3(i) hereof; (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses relating to any special audits or "cold comfort" letters required by or incident to such performance and compliance; and (vi) the reasonable fees and disbursements of a single counsel for the Holder and the LLC. Registration Expenses shall specifically exclude underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Shares by the Holder, Brandes, the LLC or Heller.

                           "SEC"  shall  mean  the   Securities   and   Exchange
Commission or any successor entity.

                           "Securities  Act"  shall mean the  Securities  Act of
1933, as amended from time to time.

                           "Shares" shall mean,  collectively,  the  Acquisition
Shares, the Contingent Shares and the Additional Stock Payment Shares issued to the Holder pursuant to the Acquisition Agreement and any equity securities issued or issuable directly or indirectly with respect to the Shares issued to the Holder, the LLC, Brandes or Heller by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Nothing in this Agreement shall grant Brandes, the LLC or Heller the right to receive Shares, which right shall be a matter of consent solely between the Holder and such persons.

                           "Shelf    Registration    Statements"   shall   mean,
collectively, the Acquisition Share Shelf Registration Statement and any Additional Stock Payment Shelf Registration Statement or Contingent Share Shelf Registration Statement, and any other registration statement as filed by the Company pursuant to Section 2(a) of this Agreement.

                  2. Registration Under the Securities Act.

                           (a) (i) Subject to Section  6(b)  below,  the Company
shall file a registration statement on Form S-3 or an amendment to an existing registration statement on Form S-3, either of which may include shares of the FINOVA Common Stock for resale by other Company stockholders (the "Acquisition Share Shelf Registration Statement"), registering the Acquisition Shares for resale by the Holder, the LLC, Brandes and Heller and shall use its commercially reasonable efforts to cause the Acquisition Share Shelf Registration Statement to be declared effective by the SEC as soon as practicable thereafter, but in any event no later than 120 days following the closing of the Acquisition; provided that the Company shall have the option, in lieu of registering the Acquisition Shares, to repurchase some or all of the Acquisition Shares from the Holder, the LLC, Brandes, and/or Heller, as the case may be, at any time during such 120 day period within five days following provision of written notice by the Company to each such party from which the Company intends to repurchase Acquisition Shares, for an amount of cash equal to $77,537,641 multiplied by a fraction, the numerator of which is the number of Acquisition Shares to be repurchased and the denominator of which is the total number of
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Acquisition Shares originally  issued,  plus simple interest on such amount from the Closing Date to the date of payment at a rate equal to the CP Rate in effect from time to time for such period.

                               (ii) If the Market Value as of the Effective Date
of the Acquisition Shares not repurchased is less than an amount equal to (A) $77,537,641, multiplied by (B) a fraction, the numerator of which is the number of Acquisition Shares covered by the Acquisition Shelf Registration Statement at the Effective Date (as defined below), and the denominator of which is the total number of Acquisition Shares originally issued (the "Effective Date Value"), on the date the Acquisition Share Shelf Registration Statement is declared effective by the SEC (the "Effective Date"), the Company shall issue to the Holder within three business days of the Effective Date a number of shares of the FINOVA Common Stock that has a Market Value as of the Effective Date equal to the difference between (x) the Effective Date Value and (y) the Market Value as of the Effective Date of the Acquisition Shares not repurchased (the "Deficiency") and include such shares in the Acquisition Share Shelf Registration Statement. Alternatively, the Company may, at its option, pay to the Holder or its designee cash in the amount of the Deficiency.

                               (iii)  If  the  Acquisition  Shelf   Registration
Statement has not been declared effective by the SEC on the 120th day following the closing of the Acquisition and the Company has not repurchased all of the Acquisition Shares by such date, the Company shall, upon notice from the Holder, the LLC, Brandes, and/or Heller (which notice(s) may be delivered prior to such 120th day), repurchase any Acquisition Shares subject to such a valid notice for an amount of cash equal to $77,537,641 multiplied by a fraction, the numerator of which is the number of Acquisition Shares to be repurchased pursuant to this
Section 2(a)(iii) and the denominator of which is the total number of Acquisition Shares originally issued, plus simple interest on such amount for the 120 day period at the CP Rate in effect from time to time during such period.

                               (iv)(A)  The Company  shall cause any  Additional
Stock Payment Shares issued by the Company to the Holder pursuant to the terms of the Acquisition Agreement to be issued pursuant to a post-effective amendment to an effective registration under the Securities Act within two business days of the Additional Stock Payment Amount Date, or, if there is no such effective registration on such date, the Company shall cause such shares to be issued pursuant to an effective registration within 120 days of such date.

                                   (B) Notwithstanding  the foregoing,  if there
is a Suspension Event occurring at the time of issuance of the Additional Stock Payment Shares, in lieu of delivering to the Holder Additional Stock Payment Shares registered under the Securities Act, the Company may give notice to the Holder of the Suspension Event and deliver to the Holder Additional Stock Payment Shares issued without registration under the Securities Act and file as soon as practicable thereafter a registration statement on Form S-3 or an amendment to an existing registration statement on Form S-3, either of which may include shares of FINOVA Common Stock for resale by other Company stockholders (the "Additional Stock Payment Shelf Registration Statement"), registering the Additional Stock Payment Shares for resale by the Holder, Brandes, the LLC and Heller. The Company shall use its commercially reasonable efforts to cause the Additional Stock Payment Shelf Registration Statement to be declared effective by
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the SEC as soon as  practicable  thereafter,  but in any event no later than 120 days following issuance of those shares; provided that the Company shall have the option, in lieu of registering the Additional Stock Payment Shares, to repurchase some or all of the Additional Stock Payment Shares from the Holder, Brandes, the LLC, and Heller at any time during such 120 day period within five days following the provision of written notice by the Company to Holder, Brandes, the LLC, and/or Heller, for an amount of cash equal to the Additional Stock Payment Amount with respect to which the Additional Stock Payment Shares were issued multiplied by a fraction, the numerator of which is the number of Additional Stock Payment Shares to be repurchased pursuant to this Section 2(a)(iv)(B) and the denominator of which is the total number of Additional Stock Payment Shares issued, plus simple interest on such amount from the date of issuance to the date of payment at the CP Rate in effect from time to time during such period.

                                   (C) If any  Additional  Stock Payment  Shares
have not been registered by the 120th day following their issuance and the Company has not repurchased them pursuant to Section 2(a)(iv)(B), the Company shall, upon notice from the Holder, the LLC, Brandes, and/or Heller (which notice(s) may be delivered prior to such 120th day) repurchase such shares for an amount of cash equal to the Additional Stock Payment Amount with respect to which the Additional Stock Payment Shares were issued multiplied by a fraction, the numerator of which is the number of Additional Stock Payment Shares to be repurchased and the denominator of which is the total number of Additional Stock Payment Shares issued, plus simple interest on such amount for the 120 day period at the CP Rate in effect from time to time during such period.

                               (v)(A) The Company  shall cause each  installment
of Contingent Shares, if any, issued by the Company to the Holder pursuant to the terms of the Acquisition Agreement to be issued pursuant to an effective registration under the Securities Act within two business days of any Earn-Out Payment Date, which registration will contemplate the transfer by the Holder to Brandes, the LLC and/or Heller of a portion of such shares.

                                   (B) Notwithstanding  the foregoing,  if there
is a Suspension Event occurring at the time of issuance of any Contingent Shares, in lieu of delivering to the Holder Contingent Shares registered under the Securities Act, the Company may give notice to the Holder of the Suspension Event and deliver to the Holder Contingent Shares issued without registration under the Securities Act and file as soon as practicable thereafter a registration statement on Form S-3 or an amendment to an existing registration statement on Form S-3, either of which may include shares of FINOVA Common Stock for resale by the Company stockholders (in each case, a "Contingent Share Shelf Registration Statement"), registering the Contingent Shares for resale by the Holder, the LLC, Brandes and Heller. The Company shall use its commercially reasonable efforts to cause each Contingent Share Shelf Registration Statement to be declared effective by the SEC as soon as practicable thereafter, but in any event no later than 120 days following issuance of such shares; provided that the Company shall have the option, in lieu of registering the Contingent Shares, to repurchase some or all of the Contingent Shares to which a particular Contingent Share Shelf Registration Statement which has not become effective relates from the Holder, the LLC, Brandes and Heller at any time during such 120 day period within five days following the provision of written notice by the Company to Holder, the LLC, Brandes and/or Heller, for an amount of cash equal to the Earn-Out Payment and/or the Additional Earn-Out Payment with respect to which such Contingent Shares were issued
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multiplied  by a  fraction,  the  numerator  of  which  is the  number  of  such
Contingent Shares to be repurchased and the denominator of which is the total number of such Contingent Shares issued, plus simple interest on such amount from the date of issuance to the date of payment at the CP Rate in effect from time to time during such period.

                                   (C) If any  Contingent  Shares  have not been
registered by the 120th day following their issuance and the Company has not repurchased them pursuant to Section 2(a)(v)(B), the Company shall, upon notice from the Holder, the LLC, Brandes and/or Heller (which notice(s) may be delivered prior to such 120th day), repurchase such shares for an amount of cash equal to the Earn-Out Payment and/or the Additional Earn-Out Payment with respect to which the Contingent Shares were issued multiplied by a fraction, the numerator of which is the number of Contingent Shares to be repurchased and the denominator of which is the total number of Contingent Shares issued, plus simple interest on such amount for the 120-day period at the CP Rate in effect from time to time during such period.

                               (vi) The Company  agrees to use its  commercially
reasonable efforts to keep the Acquisition Share Shelf Registration Statement and any Contingent Share Shelf Registration Statement and Additional Stock Payment Registration Statement continuously effective (and to include a Prospectus at all times meeting the requirements of the Securities Act) for a period of one year from the original issuance of the Shares covered thereby (such period is referred to as the "Shelf Period").

                           (b) In the event  that the  Company  repurchases  the
Acquisition Shares or any Contingent Shares or Additional Stock Payment Shares from the Holder, the LLC, Brandes, and/or Heller pursuant to Section 2(a)(iii),
(iv)(C), or (v)(C), the Company shall pay on the date that is 120 days following the Closing Date or the issuance of Additional Stock Payment Shares or Contingent Shares, as applicable (or such earlier day as may be agreed by the Company and the Holder) to the Holder, on behalf of the Holder, the LLC, Brandes, and/or Heller, an amount equal to the applicable repurchase amount in cash by wire transfer of immediately available funds denominated in U.S. dollars to an account designated in a notice delivered by the Holder to the Company at least two business days prior to the payment date for each such repurchase, against delivery by the Holder, the LLC, Brandes, and/or Heller, as applicable, of certificates evidencing the Shares so repurchased registered in the names of the Holder, the LLC, Brandes, and/or Heller, as applicable, duly endorsed by the Holder, the LLC, Brandes, and/or Heller, as applicable, for transfer or accompanied by assignments duly executed by the Holder, the LLC, Brandes, and/or Heller.

                           (c) The Company shall pay all  Registration  Expenses
in connection with a registration pursuant to this Agreement.

                           (d) The  number  of  Acquisition  Shares,  Additional
Stock Payment Shares or Contingent Shares, as applicable, required to be registered by the Company under Section 2 shall be reduced during any period in which a claim or claims with respect to Losses, in the reasonable estimation of the Company aggregating at least $5,000,000 ("Material Claims") are outstanding against Holder for indemnification under Article 7 of the Acquisition Agreement. The amount of such reduction shall be equal to the number of Acquisition Shares or Contingent
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Shares,  as  applicable,  having a Market Value as of the  Effective  Date or an
Earn-Out  Payment  Date,  as  applicable,  equal to the amount of such  Material
Claims.

                           (e) The amount paid by the Company to repurchase some
or all of the Acquisition Shares from the Holder, Brandes, the LLC and/or Heller shall be reduced by an amount (the "Offset Amount") equal to any unpaid Losses for which the Company has made a claim for indemnification under the Acquisition Agreement; provided that if the Holder disputes the Company's indemnification claim, the parties shall submit such dispute to arbitration pursuant to the Acquisition Agreement, and if it is subsequently finally determined in such arbitration that the Company is not entitled to some or all of any Offset Amount, the Company shall pay to the Holder within ten business days of the date of any such determination, the portion of the Offset Amount to which the Company is not entitled, with simple interest thereon from the 120th day following the Closing at the CP Rate in effect from time to time.

                           (f)  Heller's  rights  under  this  Section  2  shall
terminate with respect to any Shares sold or otherwise transferred by Heller without the prior consent of the Company.

                  3. Registration Procedures. In connection with the obligations of the Company under Section 2 hereof, in the event that the Company files any Shelf Registration Statement, it shall:

                           (a)  prepare  and file with the SEC,  within the time
period  set  forth in  Section  2 hereof,  and use its  commercially  reasonable efforts to have declared effective by the SEC, the Shelf Registration Statements, which shall (i) be available for public resale of the Shares by the Holder, the LLC, Brandes, and/or Heller, and (ii) comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith;

                           (b)  furnish to the Holder,  Brandes,  Heller and the
LLC any such Shelf Registration Statement no later than two days following its filing with the SEC, which, in any event will be no later than two business days prior to the effective date of such Shelf Registration Statement;

                           (c) (i) use its  commercially  reasonable  efforts to
prepare and file with the SEC such amendments to the Shelf Registration Statements as may be necessary to keep them effective for the applicable periods; (ii) cause any Prospectus to be amended or supplemented as required and to be filed as required by Rule 424 or any similar rule that may be adopted under the Securities Act; (iii) respond as promptly as practicable to any comments received from the SEC with respect to the Shelf Registration Statements or any amendments thereto; and (iv) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statements during the applicable period in accordance with the intended method or methods of distribution by the Holder, the LLC, Brandes and Heller;

                           (d)  furnish  to the  Holder,  the LLC,  Brandes  and
Heller, upon request and without charge, as many copies of any Prospectus and any amendment or supplement thereto
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as the Holder,  the LLC,  Brandes or Heller may  reasonably  request in order to facilitate the public sale or other disposition of the Shares;

                           (e)  use  its  commercially   reasonable  efforts  to
register or qualify the Shares under all applicable state securities or blue sky laws of such jurisdictions in the United States and its territories and possessions as the Holder, the LLC, Brandes or Heller may reasonably request in writing and keep such registration or qualification effective during the period the Shelf Registration Statement is required to be kept effective; provided, however, that in connection therewith, the Company shall not be required to (i) qualify as a foreign corporation to do business or to register as a broker or dealer in any such jurisdiction where it would not otherwise be required to qualify or register but for this Section 3(e), (ii) subject itself to taxation in any such jurisdiction with respect to such registration or qualification, or
(iii) file a general consent to service of process in any such jurisdiction;

                           (f) notify the  Holder,  the LLC,  Brandes and Heller
promptly and, if requested by the Holder, the LLC, Brandes or Heller, confirm in writing, (i) when the Shelf Registration Statements and any post-effective amendments thereto have become effective, (ii) when any amendment or supplement to a Prospectus has been filed with the SEC, except for an amendment via incorporation by reference of subsequent filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Shelf Registration Statements or any part thereof or the initiation of any proceedings for that purpose, (iv) if the Company receives any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation of any proceeding for such purpose, and (v) of the happening of any event during the periods the Shelf Registration Statements are effective as a result of which (A) the Shelf Registration Statements contain any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (B) a Prospectus as then amended or supplemented contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

                           (g) use commercially reasonable efforts to obtain the
withdrawal of any order suspending the effectiveness of the Shelf Registration Statements by the SEC or any state securities authority as promptly as possible;

                           (h) furnish to the Holder, the LLC, Brandes or Heller
upon request, without charge, at least one conformed copy of the Shelf Registration Statements and any post-effective amendments thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

                           (i) cooperate with the Holder,  the LLC,  Brandes and
Heller to facilitate the timely preparation and delivery of certificates representing Shares to be sold and not bearing any Securities Act legend and enable certificates for such Shares to be issued for such numbers of Shares and registered in such names as the Holder, the LLC, Brandes or Heller may reasonably request;
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                           (j) use its commercially  reasonable efforts to cause
all Shares to be listed on any securities exchange on which the Shares are then listed, or included on Nasdaq if the Shares are then so included; and

                           (k) use its commercially  reasonable  efforts to make
available adequate current public information about the Company as contemplated by Rule 144(c) promulgated under the Securities Act.

                  4. Certain Agreements of the Holder, the LLC, Brandes and Heller.

                           (a) Each of the Holder,  the LLC,  Brandes and Heller
agrees to furnish to the Company in writing such information regarding the Holder, the LLC, Brandes and Heller, as applicable, and their proposed distribution of Shares as the Company may from time to time reasonably request in connection with the preparation of the Shelf Registration Statements or any registration statement as contemplated by Section 4(b) of this Agreement or the registration or qualification of the Shares under state securities or blue sky laws, and report to the Company within ten (10) days after the end of each month all sales or other dispositions of Shares made by them during such month.

                           (b) To the extent  timely  notified in writing by the
Company or the managing underwriters, each of the Holder, the LLC, Brandes and Heller agrees, if requested by the Company in the case of a Company initiated non-underwritten offering or if requested by the managing underwriter or underwriters in an underwritten offering initiated by the Company or by a shareholder of the Company pursuant to demand registration rights, not to effect any public sale or distribution of any Shares (including a sale pursuant to Rule 144 under the Securities Act) during the ten (10) day period prior to, and during the one hundred twenty (120) day period beginning on, the date of effectiveness of each Company initiated offering made pursuant to a registration statement, provided that the Holder, the LLC and Heller shall be entitled to participate in an underwritten offering pro rata with all other holders of shares of Common Stock to be included in any such registration, if, in the reasonable opinion of the managing underwriter of any such underwritten registration such shares may be included in such registration without having an adverse effect on the marketability or the price of any shares of the FINOVA Common Stock proposed to be offered in such underwritten registration and each of the Holder, the LLC, Brandes or Heller, as applicable, agrees to enter into an underwriting agreement with such underwriters containing such representations and warranties by the Holder, the LLC, Brandes, and/or Heller, as applicable, and such terms and provisions, including without limitation, provisions with respect to indemnification and contribution, as are customarily contained in underwriting agreements and deliver customary opinions of counsel and closing certificates.

                           (c) The Holder,  the LLC and Brandes  agree that they
will not, in the aggregate, sell a number of Shares in any week that is greater than 20% of the average weekly trading volume of the Shares for the prior week, other than pursuant to block trades through brokers approved by the Company or in privately negotiated transactions effected other than on a national securities exchange.

                  5. Indemnification; Contribution.

                           (a)  Indemnification  by  the  Company.  The  Company
agrees to indemnify and hold harmless the Holder, the LLC, Brandes and Heller as follows:

                               (i) against any and all loss,  liability,  claim,
damage and expense whatsoever, as incurred, to which the Holder, the LLC, Brandes and Heller may become subject under the Securities Act, other federal or state laws or otherwise (A) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in Shelf Registration Statements or any registration statement as contemplated by Section 4(b) of this Agreement or any amendments thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (C) that arise out of or are based upon any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, which violation or alleged violation arises out of the Shelf Registration Statements or Prospectuses or any registration statement as contemplated by Section 4(b) of this Agreement;

                               (ii) against any loss,  liability,  claim, damage
and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or alleged untrue statement, any omission or alleged omission, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld; and

                               (iii)  subject  to the  limitations  set forth in
Section 5(c), against any expense (including reasonable fees and disbursements of counsel) reasonably incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or alleged untrue statement, omission or alleged omission that relates to the sale by the Holder, the LLC, Brandes or Heller under Shelf Registration Statements or any registration statement as contemplated by Section 4(b) of this Agreement, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that the indemnity provided pursuant to this Section 5(a)(i),
(ii) and (iii) shall not apply to the Holder, the LLC, Brandes or Heller, as applicable, with respect to any loss, liability, claim, damage or expense that arises out of or is based upon (1) any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished to the Company by the Holder, the LLC, Brandes or Heller, as applicable, for use in the Shelf Registration Statements or any other registration statement contemplated by this Agreement or any amendment thereto or a Prospectus or any amendment or supplement thereto, or (2) trades made by the Holder, the LLC, Brandes or Heller in violation of Section 6(a) below.

                           (b)  Indemnification by the Holder. The Holder agrees
to indemnify and hold harmless the Company and its directors and officers, including each director of the Company and each officer of the Company who signed any Shelf Registration Statement or any registration statement with respect to an underwritten offering in which the Holder participates, as contemplated by Section 4(b) of this Agreement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, to the same extent as the indemnity contained in Section 5(a) hereof, but only insofar as such loss, liability, claim, damage or expense arises out of or is based upon (i) any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statements or any registration statement with respect to an underwritten offering in which the Holder participates, as contemplated by Section 4(b) of this Agreement or any amendment thereto or a Prospectus or any amendment or supplement thereto in reliance upon and in conformity with information prepared and furnished to the Company by the Holder for use therein or (ii) trades made by the Holder in violation of Section 6(a) below; provided, that, in the case of the Holder's obligation set forth in this Section 5(b) relating to Section 5(a)(ii) above, such settlement must be effected with the written consent of the Holder, which consent shall not be unreasonably withheld.

                           (c)  Indemnification  by the LLC.  The LLC  agrees to
indemnify and hold harmless the Company and its directors and officers, including each director of the Company and each officer of the Company who signed any Shelf Registration Statement or any registration statement with respect to an underwritten offering in which the LLC participates, as contemplated by Section 4(b) of this Agreement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, to the same extent as the indemnity contained in Section 5(a) hereof, but only insofar as such loss, liability, claim, damage or expense arises out of or is based upon (i) any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statements or any registration statement with respect to an underwritten offering in which the LLC participates, as contemplated by Section 4(b) of this Agreement or any amendment thereto or a Prospectus or any amendment or supplement thereto in reliance upon and in conformity with information prepared and furnished to the Company by the LLC for use therein or (ii) trades made by the LLC in violation of Section 6(a) below; provided, that, in the case of the LLC's obligation set forth in this
Section 5(c) relating to Section 5(a)(ii) above, such settlement must be effected with the written consent of the LLC, which consent shall not be unreasonably withheld.

                           (d)  Indemnification  by Brandes.  Brandes  agrees to
indemnify and hold harmless the Company and its directors and officers, including each director of the Company and each officer of the Company who signed any Shelf Registration Statement or any registration statement with respect to an underwritten offering in which Brandes participates, as contemplated by Section 4(b) of this Agreement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, to the same extent as the indemnity contained in Section 5(a) hereof, but only insofar as such loss, liability, claim, damage or expense arises out of or is based upon (i) any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statements or any registration
statement   with  respect  to
an  underwritten  offering in which Brandes  participates,  as  contemplated  by
Section 4(b) of this Agreement or any amendment thereto or a Prospectus or any amendment or supplement thereto in reliance upon and in conformity with information prepared and furnished to the Company by Brandes for use therein or
(ii) trades made by Brandes in violation of Section 6(a) below; provided, that, in the case of Brandes' obligation set forth in this Section 5(d) relating to
Section 5(a)(ii) above, such settlement must be effected with the written consent of Brandes, which consent shall not be unreasonably withheld.

                           (e)  Indemnification  by  Heller.  Heller  agrees  to
indemnify and hold harmless the Company and its directors and officers, including each director of the Company and each officer of the Company who signed any Shelf Registration Statement or any registration statement with respect to an underwritten offering in which Heller participates, as contemplated by Section 4(b) of this Agreement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, to the same extent as the indemnity contained in Section 5(a) hereof, but only insofar as such loss, liability, claim, damage or expense arises out of or is based upon (i) any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statements or any registration statement with respect to an underwritten offering in which Heller participates, as contemplated by Section 4(b) of this Agreement or any amendment thereto or a Prospectus or any amendment or supplement thereto in reliance upon and in conformity with information prepared and furnished to the Company by Heller for use therein or (ii) trades made by Heller in violation of Section 6(a) below; provided, that, in the case of the Heller's obligation set forth in this Section 5(e) relating to Section 5(a)(ii) above, such settlement must be effected with the written consent of Heller, which consent shall not be unreasonably withheld.

                           (f)  Conduct  of  Indemnification  Proceedings.  Each
indemnified party shall give reasonably prompt written notice to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party (i) shall not relieve it from any liability that it may have under the indemnity agreement provided in Section 5(a), (b), (c), (d) or (e) above, unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party materially prejudices the indemnifying party or results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) shall not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided under Section 5(a), (b), (c), (d) or (e) above. After receipt of such notice, the indemnifying party shall be entitled to participate in and, at its option, jointly with any other indemnifying party so notified, to assume the defense of such action or proceeding at such indemnifying party's own expense with counsel chosen by such indemnifying party and approved by the indemnified party or parties, which approval shall not be unreasonably withheld; provided, however, that, if the defendants in any such action or proceeding include both an indemnified party and an indemnifying party and the indemnified party reasonably determines, upon advice of counsel, that a conflict of interest exists or that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying parties, then the indemnified parties shall be entitled to counsel (which shall be limited to a single law firm, selected by Holder if the Company is the indemnifying party, for all indemnified parties) the reasonable fees and expenses of which shall be paid by the indemnifying parties. If none of the indemnifying parties assumes the defense of any such action or proceeding, after having received the notice referred to in the first sentence of this paragraph, the indemnifying parties will pay the reasonable fees and expenses of counsel (which shall be limited to a single law firm for all indemnified parties) for the indemnified parties. In such event, however, no indemnifying party will be liable for any settlement effected without the written consent of such indemnifying party, which consent shall not be unreasonably withheld. If one or more of the indemnifying parties assumes the defense of any such action or proceeding in accordance with this paragraph, such indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action or proceeding except as set forth in the proviso in the second sentence of this Section 5(f).

                           (g) Contribution.

                               (i) In order to  provide  for just and  equitable
contribution in circumstances in which the indemnity agreement provided for in this Section 5 is for any reason held to be unenforceable although applicable in accordance with its terms, the indemnifying parties shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the indemnified party, in such proportion as is appropriate to reflect the relative fault of and benefits to each indemnifying party and each indemnified party in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits to the indemnifying parties and indemnified parties shall be determined by reference to, among other things, the total proceeds received and to be received by each indemnifying party and indemnified party in connection with the offering to which such losses, claims, damages, liabilities or expenses relate. The relative fault of each indemnifying party and indemnified party shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, access to information and opportunity to correct or prevent such action.

                               (ii) The parties  hereto  agree that it would not
be just or equitable if contribution pursuant to this Section 5(g) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 5(f)(i) above.

                               (iii)  Notwithstanding  the foregoing,  no Person
guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5(g), each Person, if any, who controls the Holder, the LLC, Brandes or Heller, within the meaning of Section 15 of the Securities Act and directors and officers of the Holder, the LLC, Brandes or Heller, shall have the same rights to contribution as the Holder, the LLC, Brandes or Heller, and each director of the Company, each officer of the Company who signed the Shelf Registration Statements or any registration statement relating to an underwritten offering in which the Holder, the LLC, Brandes or Heller, participates, as contemplated by
Section 4(b) of this Agreement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

                           (h)  Notwithstanding  any  term or  condition  to the
contrary, the liability of the Holder, the LLC, Brandes or Heller pursuant to this Section 5 shall be limited to the gross proceeds received by the Holder, the LLC, Brandes or Heller, respectively, as a result of the sale giving rise to the liability.

                           (i) The obligations of the Company,  the Holder,  the
LLC, Brandes and Heller under this Section 5 shall survive the completion of any offering of the Shares pursuant to any Shelf Registration Statement.

                  6. Suspension of Shelf Registration Requirement.

                           (a) Each of the Holder,  the LLC,  Brandes and Heller
agrees that he or it will not effect any sales of Shares pursuant to any Shelf Registration Statement after he or it has received notice from the Company to suspend sales as a result of the occurrence or existence of any Suspension Event (as defined in Section 6(b) below) until such time as the Company provides notice to such holder that all Suspension Events have ceased to exist. All such information relating to a Suspension Event obtained by Holder, the LLC, Brandes and Heller shall be kept confidential by the Holder, the LLC, Brandes, and Heller, and shall not be used by the Holder, the LLC, Brandes, or Heller for any purpose. The Company shall notify the Holder, the LLC, Brandes, and Heller promptly after any Suspension Event occurs or ceases to exist to the extent he or it continues to hold Shares and with respect to the cessation of a Suspension Event, to the extent he or it has been provided notice of a Suspension Event. In addition, each of the Holder, the LLC, Brandes and Heller agrees that he or it will not effect any sales of Shares pursuant to the Shelf Registration Statements after he or it has received notice from the Company to suspend sales because the Registration Statements, any Prospectus or any supplement thereto contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, until the Company notifies such holder that the misstatement or omission has been corrected.

                           (b)  Notwithstanding  anything  to the  contrary  set
forth in this Agreement, the Company's obligation to file the Shelf Registration Statements and make any filings with any state securities authority, to use its commercially reasonable efforts to cause the Shelf Registration Statements or any state securities filings to become effective, or to amend or supplement the Shelf Registration Statement or any state securities filings shall be temporarily  suspended  in the  event  of  and  during  a  Suspension  Event.  A
"Suspension Event" shall exist at such times (i) that the Company is not eligible to use Form S-3 for the registration contemplated by Section 2(a) hereof or (ii) as circumstances exist that the Company determines make it impractical or inadvisable for the Company to file, amend or supplement a Shelf Registration Statement or such filings or to cause the Shelf Registration Statements or such filings to become effective (such circumstances to include, without limitation, (A) the Company conducting an underwritten primary offering and being advised by the underwriters that sale of Shares under the Shelf Registration Statements would have a material adverse effect on the Company's offering or (B) pending negotiations relating to, or consummation of, a transaction material to the Company or the occurrence of some other event (x) where any of the foregoing would require disclosure under applicable securities laws of material information in the Shelf Registration Statements (or any other document incorporated into a Shelf Registration Statement by reference) or such state securities filings and
(y) as to which the Company has a bona fide business purpose for preserving confidentiality or which renders the Company unable to comply with SEC requirements). Suspension of the Company's obligations pursuant to this Section 6(b) shall continue only for so long as a Suspension Event or its effect is continuing

                  7. Miscellaneous.

                           (a)  Amendments  and Waivers.  The provisions of this
Agreement, including the provisions of this sentence, may not be amended, modified, supplemented or waived, nor may consent to departures therefrom be given, without the written consent of the Company, the Holder, Brandes, the LLC, and, solely with respect to amendments or waivers affecting its rights under this Agreement, Heller.

                           (b) Notices.  Unless otherwise provided,  all notices
or other communications required or permitted to be given to the parties hereto shall be in writing and shall be deemed to have been given if personally delivered, including personal delivery by facsimile, provided that the sender receives telephonic or electronic confirmation that the facsimile was received by the recipient and that such facsimile is followed the same day by mailing by certified or registered mail, return receipt requested, first class postage prepaid (a "Mailing"), upon receipt of courier delivery or the third day following a Mailing, addressed as follows (or at such other address as the addressed party may have substituted by notice pursuant to this Section 7(b):

                            (i) If to the Company:

                                The FINOVA Group Inc.
                                1850 North Central Avenue
                                Phoenix, Arizona 85002
                                Attention:  General Counsel
                                Facsimile:  (602) 207-4099

                           (ii) If to the Holder or Brandes:

                                c/o Belgravia Capital Corporation
                                19900 MacArthur Boulevard
                                Irvine, California  92612
                                Attention:  R.J. Brandes
                                Facsimile:  (714) 476-0580

                           (iii) If to the LLC:

                                 Brandes Program LLC
                                 c/o Belgravia Capital Corporation
                                 19900 MacArthur Boulevard
                                 Irvine, California  92612
                                 Attention:  R.J. Brandes
                                 Facsimile:  (714) 476-0580

                            (iv) If to Heller:

                                 Heller Financial, Inc.
                                 500 W. Monroe Street
                                 Chicago, Illinois  60661
                                 Attention: Michael P. Goldsmith
                                   and Dennis Holland, Esq.
                                 Facsimile: (312) 441-7872

                                 With a copy to:

                                 McDermott, Will & Emery
                                 227 West Monroe Street
                                 Chicago, Illinois  60606
                                 Attention: Lewis S. Rosenbloom
                                   and Timothy R.M. Bryant
                                 Facsimile: (312) 984-3669

or to such other address as any party may have furnished in writing to the other parties in the manner provided above.

                           (c)  Successors  and Assigns.  This  Agreement  shall
inure to the benefit of and be binding upon the parties hereto and the respective successors and permitted assigns of the Company. This Agreement shall not be assignable by the Holder, Heller, Brandes, or the LLC without the prior written consent of the Company, which consent may be withheld at the Company's sole discretion; provided, that Heller may assign its rights under this Agreement to a single institution or accredited investor (within the meaning of Regulation D of the Securities Act) with the prior written consent of the Company, which consent shall not be unreasonably withheld. Any approved assignee of the Holder, Heller, Brandes, or the LLC of Shares shall be required to agree to be bound by the terms of this Agreement and shall be entitled to participate in the Shelf Registration Statement only as of such time after the assignment that the Company is otherwise amending the Shelf Registration Statement and such amended Shelf Registration Statement becomes effective. A purchaser of Shares shall not be deemed to be a successor or permitted assign for purposes of this Agreement.

                           (d)  Counterparts.  This Agreement may be executed in
any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Any party may execute this Agreement by facsimile signature, and shall provide promptly to all other parties an originally executed Agreement.

                           (e) Headings and Interpretation. The headings in this
Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. In construing the meaning of this Agreement, no party hereto shall be deemed the drafter of this Agreement and this Agreement shall be construed according to its fair meaning and not strictly against any person as the drafter hereof.

                           (f) Governing Law. This  Agreement  shall be governed
by and construed in accordance with the laws of the State of Arizona without giving effect to the conflicts of law provisions thereof.

                           (g) Entire  Agreement.  This Agreement is intended by
the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior oral and written agreements and understandings and all contemporaneous written agreements and understandings between the parties with respect to such subject matter.

                           (h)  Attorneys'  Fees.  In the  event  of any suit or
other proceeding to construe or enforce any provision of this Agreement, or otherwise in connection with this Agreement, the prevailing party's or parties' reasonable attorneys', accountants' and experts' fees, costs and disbursements (in addition to all other amounts and relief to which such party or parties may be entitled) shall be paid by the other party or parties to such suit or proceeding.

                           (i) Default.  If, because of the Company's  breach or
default, the registration of the Shares is not completed pursuant to the provisions hereof, the Holder, the LLC, Brandes and Heller shall not be entitled to receive consequential or punitive damages arising out of such breach or default.

                           (j) Persons Receiving Shares. The Holder shall notify
the Company in writing of the persons who will receive a portion of any Acquisition Shares, Additional Stock Payment Shares, or Contingent Shares issued to the Company under a Shelf Registration pursuant to this Agreement at least 60 days prior to the issuance of such Shares. Such notice shall include the amount of Shares to be transferred to each person.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              THE FINOVA GROUP INC.


                              By: /s/ Robert E. Radway
                                 -----------------------------------
                              Title: Senior Vice President
                                    --------------------------------

                              BELGRAVIA CAPITAL CORPORATION


                              By:/s/ R.J. Brandes
                                 -----------------------------------
                              Title: Chief Executive Officer
                                    --------------------------------


                              "BRANDES"


                              /s/ R.J. Brandes
                              --------------------------------------
                              R.J. Brandes


                              BRANDES PROGRAM LLC


                              By:/s/ R.J. Brandes
                                 -----------------------------------

                              Title: Manager
                                    --------------------------------


                              HELLER FINANCIAL, INC.


                              By:/s/ Thomas J. Bax
                                 -----------------------------------

                              Title: Vice President
                                    --------------------------------
                                       18